EXHIBIT 32.1
Certification Pursuant To
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Chatham Lodging Trust (the “Company”) on Form 10-K for the period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey H. Fisher, Chairman, President and Chief Executive Officer of the Company and I, Jeremy B. Wegner, Senior Vice President and Chief Financial Officer of the Company, certify, to our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHATHAM LODGING TRUST

Dated:	February 27, 2024	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher
Chairman, President and Chief Executive Officer

/s/ JEREMY B. WEGNER
Jeremy B. Wegner
Senior Vice President and Chief Financial Officer
A signed original of this statement has been provided to Chatham Lodging Trust and will be retained by Chatham Lodging Trust and furnished to the Securities and Exchange Commission or its staff upon request.